Exhibit 3

RESULTS 4Q15

F e b r u a r y 4 , 2 0 1 6

Forward looking information

This presentation contains forward-looking statements. In some cases, these statements can be identified by the use of forward-looking words such as

“may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend” or other similar words. These forward-looking statements reflect CEMEX Latam Holdings, S.A.’s (“CLH”) current expectations and projections about future events based on CLH’s knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CLH’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CLH or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CLH’s exposure to other sectors that impact CLH’s business, such as the energy sector; competition; general political, economic and business conditions in the markets in which CLH operates; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CLH’s ability to satisfy its debt obligations and CEMEX, S.A.B. de C.V.’s (“CEMEX”) ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of CEMEX’s existing indebtedness; the impact of CEMEX’s below investment grade debt rating on CLH’s and CEMEX’s cost of capital; CEMEX’s ability to consummate asset sales and fully integrate newly acquired businesses; achieve cost-savings from CLH’s cost-reduction initiatives and implement

CLH’s pricing initiatives for CLH’s products; the increasing reliance on information technology infrastructure for CLH’s invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; weather conditions; natural disasters and other unforeseen events; and the other risks and uncertainties described in CLH’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CLH’s business. The information contained in these presentations is subject to change without notice, and CLH is not obligated to publicly update or revise forward-looking statements. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CLH’s prices for CLH’s products.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

2

Financial Results Summary

Net Sales Operating EBITDA (US$M) (US$M)

-17% -19% -22% -23%

400 577 134 1,725 1,427

325 450 103

2014 2015 4Q14 4Q15 2014 2015 4Q14 4Q15

Significant achievements despite of external factors

New operational records, significant improvements in prices1and Working Cap

Our results continued to be affected by FX

U.S dollar appreciated 37% v.s.COP during 2015 on a year-over-year basis

Consolidated net sales declined by 1%

on a like-to-like basis2 in 2015 and 4Q15 compared with same periods last year

Consolidated EBITDA declined by 6%

on an like-to-like basis2 in 2015 and 4Q15 compared with same periods last year

(1)	In Local currency terms
(2)	Adjusting for FX fluctuations
3

Financial Results Summary

Operating EBITDA Margin (%)

-2.0pp -1.7pp

5% 5% .

. 8%

33 5% 33 31 . 31 .

2014 2015 4Q14 4Q15

Consolidated EBITDA margin was impacted

by currency fluctuations and lower volumes in Colombia and Panama

Consolidated EBITDA margin declined

by 2.0pp during 2015 and by 1.7pp during 4Q15 compared with 2014

4

Consolidated Volumes and Prices

2015 vs. 4Q15 vs. 4Q15 vs. 2014 4Q14 3Q15

Domestic Volume (6%) (8%) (7%) gray Price (USD) (13%) (10%) 1% cement

Price (LtL1) 5% 10% 1%

Volume (3%) (12%) (12%)

Ready-mix concrete Price (USD) (17%) (17%) (1%) Price (LtL1) 3% 3% (1%)

Volume (3%) (13%) (13%) Aggregates Price (USD) (17%) (16%) 0% Price (LtL1) 4% 5% 1%

(1)	Like-to-like prices adjusted for foreign-exchange fluctuations

Historic volume records2

Cement: Nicaragua Ready-mix: Guatemala Aggregates: Costa Rica

Higher prices in 4Q15 and for the full year

in local-currency terms in our three main products on a year-over-year basis

Decline in our consolidated cement volumes

reflects our lower volumes in Colombia and Panama

(2)	Full year volume records
5

We continue to align our organization to a true customer centric culture

1. Customer Segmentation

Understand our clients better

WHAT ARE OUR Reinforce our differentiated value proposition & competitive advantages

OBJECTIVES WHERE TO

2. Value Propositions

PARTICIPATE

Focus our commercial efforts Share knowledge

3. Value Before Volume

WHAT TO

HOW TO Capture value

DO

WIN

4. Sales Management

Ensure that our commercial choices are properly EXECUTED by our Sales Teams Change management (Behaviors and habits)

6

REGIONAL HIGHLIGHTS

R e s u l t s 4 Q 1 5

Results Highlights Colombia

Colombia – Results Highlights

Net Sales grew by 7% and

2015 2014 % var 4Q15 4Q14 % var EBITDA remained flat Net Sales 725 993 (27%) 173 225 (23%) in 4Q15 on a like-to-like basis1

Financial compared with the same period of last

Summary Op. EBITDA 248 363 (32%) 60 82 (27%) year

US$ Million as % net sales 34.2% 36.5% (2.3pp) 34.4% 36.6% (2.2pp)

U.S. dollar appreciated 37%

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15 versus COP

for the full year compared with 2014

Cement (9%) (8%) (3%)

Volume Ready-mix (3%) (11%) (11%) Higher prices in our three Aggregates (6%) (16%) (11%) core products in local currency terms, during 4Q15 and full year compared with 2014

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15

Cement 8% 18% 5% Cement volumes declined Price by 9% and 8%

(Local Currency) Ready-mix 6% 7% 0%

in 2015 and 4Q15, respectively,

Aggregates 4% 9% 2%

compared with 2014

(1)	Adjusting for FX fluctuations

Colombia – Macroeconomic environment

Challenges

Deterioration of oil prices ( US$ 35 / barrel in Central Budget) Current account deficit above 6% of GDP in 2015 Expected fiscal deficit of 3.6% of GDP in 2016 Further possible hikes in interest rates Fluctuations of COP vs USD

Structural Tax Reform required

Economic Outlook 2016

Expected Opportunities

Possible peace agreement

ISAGEN sale to help fund FDN (infrastructure funding) Construction activities through stimulus package (PIPE 2.0)

Source: Ministry of Finance

Colombia – Key drivers and risks for 2016 GDP

4G Projects +

Housing Public programs Infrastructure

+ 0.4pp

+ 0.4pp

Positive Drivers

Cartagena More competitive Refinery industry

+ 0.6pp + 0.2pp

Slowdown Slowdown in Public in non-Investment residential

- 0.5pp—0.1pp

Downside Risks El Niño

Mining: oil Interest effects on and coal rate hike Agriculture

- 0.2pp—0.3pp

- 0.1pp

Government expectations of

3.2% GDP growth in 2016, mainly explained by contribution of construction and manufacturing

Colombia – Residential Sector

Government housing initiatives Government forecasts potential

GDP impact of 0.4pp for 2016

with the execution of its housing 33,500 social housing subsidies on mortgage rate initiatives

37,500 units under “Mi casa ya” subsidy program Housing initiatives now cover a wider social spectrum

51,500 units under “Casa Ahorro” 1 subsidy program increasing the multiplying factor in the economy and making execution easier 50,000 units under subsidy on middle-income housing on mortgage rate

We estimate to participate

Source: Housing Ministry

developing ~10K houses in 2016

under our housing solutions initiatives, including the 4K we started in 2015

We expect a ~3.5% growth

for residential sector for 2016

(1)	Social Housing for Savers

Colombia – Infrastructure Sector

Infrastructure sector grew by 5.7% during 2015

in terms of cement demand compared with 2014

Positive effect is expected from PIPE 2.0 and 4G projects

*	—57 local and regional roads

- First wave of 4G

Financial closure for the projects included in 2nd wave

should be obtained by 2H16,

7	Projects Current Concessions according to infrastructure authorities

New Concessions

of the first wave of 4G have Awarded Concessions

CLH’s Cement Plants We expect a ~ 4% growth

reached financial closure

& Grinding Mills for infrastructure sector for 2016

Colombia – Bogota market could represent significant opportunities

EXTENSION OF CARRERA TRANSMILENIO AUTOPISTA NORTE SÉPTIMA 8 NEW

TRUNK-ROAD TRUNK-LINES

EXTENSION OF

CARACAS WEST AVENUE

LONGITUDINAL AVENUE

(ALO)

TRANSMILENIO AND

EXTENSION OF

DEVELOPMENT

BOYACÁ AVENUE OF 1,500 ha*

OF LINEAL PARKS

*	Hectares

CONSTRUCTION OF

80.000 HOUSES HOUSING SUBWAY /

DEVELOPMENT

WITH GOVERNMENT AROUND ELEVATED TRAIN SUPPORT

BOGOTA RIVER CONSTRUCTION

Results Highlights Panama

Panama – Results Highlights

Cement prices increased by

2015 2014 % var 4Q15 4Q14 % var 4% and 5%

during 2015 and 4Q15, respectively, Net Sales 284 315 (10%) 61 74 (18%) reflecting a product mix effect from

Financial

Op. EBITDA lower sales to the Canal expansion

Summary 117 140 (16%) 26 31 (18%)

US$ Million project as % net sales 41.2% 44.3% (3.1pp) 42.4% 42.5% (0.1pp)

Our aggregates volumes grew

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15 by 19% during 4Q15

Cement (9%) (22%) (21%) compared with 4Q14, and remained flat during the full year versus 2014

Volume Ready-mix (12%) (24%) (19%) Cement andready-mix volumes

Aggregates 0% 19% (21%)

decline mainly explained by

lower volumes to the Canal expansion

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15 project, slowdown of approval for construction licenses, and slow execution

Cement 4% 5% (1%)

of new infrastructure projects

Price

(Local Currency) Ready-mix (4%) (6%) (2%)

EBITDA margins declined

Aggregates 3% 2% 2% 3.1pp during the year and remained flat in 4Q15 compared with 2014

Panama – Sector Highlights

2nd line of Panama City Subway & Urban renovation in Colon started construction works during 2015

Positive impact from industrial-and-commercial sector

in our results during the year, mostly the first half of 2015

We expect the slowdown in construction to be temporary

especially regarding construction licenses and new infrastructure projects

We expect the residential sector to remain as the main driver of cement consumption during 2016

Panama – Challenging environment but with a positive possible outlook

Healthy Public Infrastructure Projects 2016-2018

Finances 2016 2017-2018

US Million US Million 2nd Line of Subway 3rd and 4th Line of $ 357 Subway $ 4,000 Government Roads Maintenance $ 258 Hydroelectric Dams $ 1,300

expectations of Darien Highway Expansions

$ 155

GDP growth in 4th bridge over the $ 1,000 Ciudad Esperanza $ 137 Canal and Monorail

2015 and 2016 are

Gonzalillo-Pedregal

$ 89 Mass-transit system

5.9% and 6%, Road $ 400

Urban Renov. of West Panama

respectively $ 69

Colon Rural Roads

4th Bridge over the $ 350 $ 100 Program 200km Canal Extension of Public Health $ 113 $ 250 Tocumen Airport

Total Investment $ 1,278 Total Investment $ 7,300

Source: Ministry of Finance

Results Highlights Costa Rica

Costa Rica – Results Highlights

2015 2014 % var 4Q15 4Q14 % var

Net Sales 167 152 9% 36 39 (7%)

Financial

Summary Op. EBITDA 69 69 0% 15 18 (18%)

US$ Million as % net

sales 41.3% 45.4% (4.1pp) 41.5% 46.9% (5.4pp)

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15

Cement 7% (9%) (19%)

Volume Ready-mix 14% 13% (3%)

Aggregates 16% 4% 7%

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15

Cement 1% (2%) 0%

Price

(Local Currency) Ready-mix (3%) 4% 6%

Aggregates (4%) (12%) (11%)

Records in net sales and aggregates volumes in 2015

Higher volumes for our three core products in 2015

on a year-over-year basis were mainly driven by infrastructure projects

Operating EBITDA remained flat

during 2015 compared with 2014

EBITDA margin during 4Q15 grew sequentially by 5.7pp

mainly explained by costs related to maintenance works in 3Q15

Costa Rica– Sector Highlights

APM port terminal and Capulín dam should contribute

for demand of our products in 2016

Positive impact from industrial-and-commercial sector

is expected in our results in 2016, mainly driven by construction of new Hotels

Infrastructure sector could be negatively affected in 2016

by economic and political environment

Results Highlights Rest of CLH

Rest of CLH – Results Highlights

Historic records in Nicaragua

2015 2014 % var 4Q15 4Q14 % var —EBITDA generation

—Net Sales

Net Sales 269 277 (3%) 60 67 (10%)

Financial—Cement volumes

Summary Op. EBITDA 73 78 (7%) 15 18 (15%)

US$ Million as % net sales 27.1% 28.3% (1.2pp) 25.9% 27.5% (1.6pp) Ready-mix volume record in 2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15 Guatemala

related to private sector investments

Cement (2%) 2% (4%) Volume Ready-mix 13% (8%) (21%)

Higher prices for our three

Aggregates 13% 29% (23%) main products

during 2015, compared with 2014

2015 vs. 2014 4Q15 vs. 4Q14 4Q15 vs. 3Q15

Cement 1% (1%) (2%) EBITDA and EBITDA Margin

Price

(Local Currency) Ready-mix 2% 3% 1% decline in 2015 and 4Q15 manly explained by the results in our

Aggregates 11% 3% 8%

operations in Brazil

Rest of CLH – Sector Highlights

In Guatemala, the industrial-and-commercial sector remained as the main driver during 2015

Positive volume performance in Nicaragua in 2015

driven mainly by infrastructure and industrial-and-commercial projects

Private investment supported Construction in Guatemala

during 2015, mostly in residential, and industrial-and-commercial sectors

Main drivers of cement demand in 2016 expected to remain

Infrastructure in Nicaragua

Industrial-and-commercial in Guatemala

FREE CASH FLOW

4	Q 1 5 R e s u l t s

Free Cash Flow

US$ Million 2015 2014 % var 4Q15 4Q14 % var

Operating . EBITD EBITDA 450 577 (22%) 104 134 (22%)

- Net Financial Expense 74 90 16 15

- Maintenance Capex 52 63 26 25

- Change in Working Cap (44) 64 (20) 67

- Taxes Paid 107 110 20 29

- Other Cash Items (net) 12 (2) 1 (2)

Free Cash Flow

Free Cash Flow 249 252 (1%) 61 — N/A

After Maintenance Capex

- Strategic Capex 144 80 34 40

Free Free Cash Cash Flow Flow 105 172 (39%) 27 (40) N/A

Working capital had a positive contribution

of US$44MM during 2015 and of US$20MM in 4Q15

FCF before strategic Capex relatively flat in 2015

compared with 2014. Lower EBITDA offset by positive contribution of WC, lower financial expenses and lower maintenance capex

Net debt was reduced

by US$105 million during 2015 to US$1,034 million

GUIDANCE

4	Q 1 5 R e s u l t s

2016 Guidance

Volume YoY%

Cement Ready—Mix Aggregates

Colombia

Low to Mid-single- High-single-digit High-single-digit digit growth growth growth

Cement Ready—Mix Aggregates

Panama

High-single-digit Low-teens Flat decline growth

Cement Ready—Mix Aggregates Costa Rica Low-single-digit Low-single-digit Low-single-digit decline decline growth

Consolidated volumes expected to increase in 2016

+ Low-single-digit rate in cement

+ Mid to high-single digit rate in Ready- mix

+ High-single digit rate in Aggregates

Maintenance capex

is expected to be about US $57 MM in 2016

Strategic capex

is expected to reach about US $136 MM in 2016

Consolidated Cash taxes

are expected to range between US $95 MM and US $105 MM

APPENDIX

4	Q 1 5 R e s u l t s

Consolidated debt maturity profile

US$ Million

2016 258

2017 141

2018 685

2025 3

US $1,088 Million

Total debt as of December 31, 2015

Definitions

Cement: When providing cement volume variations, refers to our domestic gray cement operations.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

Maintenance capital expenditures: Investments incurred for the purpose of ensuring CLH’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or internal policies.

Strategic capital expenditures: Investments incurred with the purpose of increasing CLH’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

LC: Local currency.

pp: Percentage points.

Like-to-like Percentage Variation (l-t-l%var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Rest of CLH: Includes Brazil, Guatemala, El Salvador and Nicaragua.

Contact information

Investor Relations Stock Information

Jesús Ortiz de la Fuente Colombian Stock Exchange Phone: +57(1) 603-9051 CLH

E-mail: jesus.ortizd@cemex.com

RESULTS 4Q15

F e b r u a r y 4 , 2 0 1 6